                                                                    Exhibit 99.1
Exhibit 99.1

Form 3 Continuous Sheet - Joint Filer Information

This Statement on Form 3 is filed by Temasek Holdings (Private) Limited, Temasek
Capital (Private) Limited and Seletar Investments Pte Ltd. The principal business address of each of the Reporting Persons is 60B Orchard Road, #06-18
Tower 2, The Atrium@Orchard, Singapore 238891.

Name of the Designated Filer:               Temasek Holdings (Private) Limited
Date of Event Requiring Statement:          August 5, 2009
Issuer Name and Ticker or Trading Symbol:   Avago Technologies Limited (AVGO)

Dated as of August 5, 2009

                                            TEMASEK HOLDINGS (PRIVATE) LIMITED

                                            By: /s/ Lena Chia
                                               ---------------------------------
                                            Name:   Lena Chia
                                            Title:  Managing Director, Legal &
                                            Regulations

                                            TEMASEK CAPITAL (PRIVATE) LIMITED

                                            By: /s/ Lena Chia
                                               ---------------------------------
                                            Name:   Lena Chia
                                            Title:  Director

                                            SELETAR INVESTMENTS PTE LTD.

                                            By: /s/ Ang Peng Huat
                                               ---------------------------------
                                            Name:   Ang Peng Huat
                                            Title:  Authorized Signatory